EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 28, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Oct 2007 – Sep 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.5%	-2.1%	-0.4%	-5.5%	-3.9%	0.7%	2.3%	0.7%	11.5%	-18.7%	0.1	0.1
B**	-1.5%	-2.2%	-0.9%	-6.1%	-4.5%	0.0%	N/A	0.0%	11.5%	-20.4%	0.1	0.0
Legacy 1***	-1.4%	-1.9%	1.3%	-3.3%	-2.0%	N/A	N/A	-2.2%	11.0%	-14.8%	-0.2	-0.3
Legacy 2***	-1.4%	-1.9%	1.1%	-3.7%	-2.4%	N/A	N/A	-2.6%	11.0%	-15.2%	-0.2	-0.3
Global 1***	-1.5%	-1.8%	1.8%	-2.6%	-3.6%	N/A	N/A	-3.3%	10.5%	-14.6%	-0.3	-0.4
Global 2***	-1.5%	-1.9%	1.6%	-2.8%	-3.9%	N/A	N/A	-3.6%	10.4%	-15.4%	-0.3	-0.5
Global 3***	-1.5%	-2.0%	0.3%	-4.5%	-5.6%	N/A	N/A	-5.3%	10.4%	-19.7%	-0.5	-0.7

S&P 500 Total Return Index****	-1.3%	2.6%	16.4%	30.2%	13.2%	1.1%	8.0%	1.1%	19.1%	-50.9%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	2.1%	-1.9%	4.5%	6.4%	11.9%	10.9%	7.7%	10.9%	13.2%	-12.3%	0.9	1.5
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	32%					32%
Energy	10%	Long	Gasoline Blendstock	2.9%	Long	10%	Long	Gasoline Blendstock	2.7%	Long
			Brent Crude Oil	2.3%	Long			Brent Crude Oil	2.3%	Long
Grains/Foods	11%	Long	Corn	2.7%	Long	11%	Long	Corn	2.6%	Long
			Soybeans	2.2%	Long			Soybeans	2.1%	Long
Metals	11%	Long	Gold	3.2%	Long	11%	Long	Gold	3.3%	Long
			Copper	1.6%	Long			Copper	1.6%	Long
FINANCIALS	68%					68%
Currencies	20%	Short $	British Pound	1.8%	Long	20%	Short $	British Pound	1.9%	Long
			Australian Dollar	1.8%	Long			Australian Dollar	1.8%	Long
Equities	28%	Long	S&P 500	7.2%	Long	28%	Long	S&P 500	7.1%	Long
			Dax Index	2.9%	Long			Dax Index	3.0%	Long
Fixed Income	20%	Long	Bunds	4.2%	Long	20%	Long	Bunds	4.2%	Long
			U.S. 10-Year Treasury Notes	3.8%	Long			U.S. 10-Year Treasury Notes	3.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices rose to new highs for 2012 as forecasts for abnormally low temperatures drove energy demand higher.  Crude oil markets fell over 1% due to data which showed elevated domestic inventories and weak demand.

Grains/Foods
U.S. grains markets generally fell as a result of weak export data and uncertainty ahead of the USDA grains reports.  Live cattle prices dipped nearly 3% as speculators believed slow global economic growth would continue to weigh on demand.  Lean hogs markets rallied as industry reports showed signs domestic supplies may be tightening.

Metals
Gold markets finished the week nearly flat.  Pressure from a stronger U.S. dollar was outweighed by heavy gold buying by investors who sought to take advantage of lower prices.   Copper markets moved lower as speculators believed the new stimulus initiatives announced by the world’s central banks will not be very effective and therefore will have little effect on bolstering global industrial demand.

Currencies
Riots in Greece and Spain caused the euro to fall sharply against counterparts and cast doubts on the Eurozone’s ability to improve its ailing financial situation.   The U.S. dollar posted gains as investors shifted towards safe-haven assets amidst the situation in Europe and uncertainty surrounding the effectiveness of the U.S. Federal Reserve’s upcoming bond-buying activity.  The Canadian dollar fell as data showed weak investor sentiment surrounding the growth prospect for the nation’s economy.

Equities
Major indices in North America, Asia, and Europe fell in response to weakening demand for risk assets.  Hong Kong’s Hang Seng Index was among the few indices that made gains for the week, propelled by hopes China may soon be announcing new plans to help stimulate its economy.

Fixed Income
U.S. Treasury and German Bund markets experienced strong rallies as investors sought safe-haven assets.  Weakness in the equity markets and ongoing uncertainty surrounding the financial future of the U.S. and Europe drove waning investor risk appetite.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.